Exhibit 99.2

LINKWELL CORPORATION AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements of Linkwell Corporation (“LWLL”) are based on, and should be read in conjunction with:

1.	LWLL’s audited financial statements for the fiscal year ended December 31, 2011.

2.	Metamining Nevada, Inc.’s audited financial statements for the fiscal year ended December 31, 2011.

On March 30, 2012, LWLL issued 9,581,973 shares of its Series C convertible preferred stock and 3,000,000 Series C common stock purchase warrants in conjunction with the acquisition of Metamining Nevada. LWLL is the legal acquirer in the transaction. As a result of the acquisition, under reverse acquisition accounting rules per ASC 805-40, LWLL becomes the accounting acquiree owning 8.9%, and Metamining Nevada is the accounting acquirer owning 91.1% of the total outstanding shares of common stock on an as converted basis after giving effect to the transaction.

The pro forma financial statements give effect to the acquisition as if it had taken place on the date or at the beginning of the period presented.

LINKWELL CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011

	Linkwell Corporation	Metamining Nevada, Inc.	Pro Forma		Pro Forma
			Adjustments		Consolidated
	(Audited)	(Audited)	(Unaudited)		(Unaudited)
NET SALES
Non-related companies	$7,685,380				$7,685,380
Related companies	9,272,860				9,272,860
Total Net Sales	16,958,240				16,958,240
Cost of Sales	9,529,720				9,529,720
Gross Profit	7,428,520	-			7,428,520

Operating (expenses) income:
Selling expenses	1,439,412				1,439,412
General and administrative	3,194,631	117,945			3,312,576
Total operating expenses	4,634,043	117,945			4,751,988
Operating income (loss)	2,794,477	(117,945)			2,676,532
Other (expenses) income:
Other expense	(45,877)				(45,877)
Interest income	1,055				1,055
Interest expense	(89,036)				(89,036)
Total other expense	(133,858)	-	-		(133,858)
Income (loss) before income taxes	2,660,619	(117,945)			2,542,674
Income tax expense	(492,630)				(492,630)
Net income (loss)	2,167,989	(117,945)			2,050,044
Net income attributable to noncontrolling interests-continuing operations	(279,703)	-			(279,703)
Net income (loss) attributable to Linkwell Corp	1,888,286	(117,945)	-		1,770,341

Other comprehensive income:
Foreign currency translation	785,599	-			785,599
Comprehensive income	$2,673,885	$(117,945)	-		$2,555,940

Basic and diluted income (loss) per common share
Basic	$0.62				3.87
Diluted (2)	$0.62				0.14
Basic weighted average common shares outstanding	3,048,310		(2,591,065)	(3)	457,245
Diluted weighted average common shares outstanding	3,048,310		12,581,973	(1)	13,039,218
			(2,591,065)	(3)

Note (1): Represents the dilutive effect of 9,581,973 shares of Series C convertible preferred stock and 3,000,000 Series C warrants issued by Linkwell Corporation in conjunction with the acquisition of Metamining Nevada, which is treated as reverse acquisition.

Note (2): The dilutive effect impacts only the dilutive EPS in the pro forma calculation.

Note (3): Represents adjustment for Linkwell common shares to reflect the proposed 1:200 reverse stock split in the acquisition.

LINKWELL CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
As of December 31, 2011

	Linkwell Corporation	Metamining Nevada, Inc.	Pro Forma Adjustments	(A)		Pro Forma
	(Unaudited)	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,919,670					$2,919,670
Accounts receivable, net	2,707,574					2,707,574
Accounts receivable - related parties, net	9,943,773					9,943,773
Due from related party	691,156					691,156
Other receivables	3,926,230					3,926,230
Prepaid expenses and other current assets	671,340					671,340
Inventories, net	1,964,313					1,964,313
Total current assets	22,824,056					22,824,056

NON-CURRENT ASSETS
Investment	1,282,467					1,282,467
Property, plant and equipment, net	2,185,116					2,185,116
Construction in progress	240,497					240,497
Prepaid for land use right	606,263					606,263
Intangible assets	308,188					308,188
Property and mineral rights		$14,250,000				14,250,000
Total non-current assets	4,622,532	14,250,000				18,872,532

TOTAL ASSETS	$27,446,588	$14,250,000				$41,696,588

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Loans payable	$1,587,075					$1,587,075
Accounts payable and accrued expenses	3,112,699	$5,000				3,117,699
Advances from customers	365,993					365,993
Taxes payable	456,169					456,169
Other payables	255,569					255,569
Due to related parties	1,834,582					1,834,582
Notes payable		5,625,000				5,625,000
Total current liabilities	7,612,087	5,630,000				13,242,087

Notes payable		5,625,000				5,625,000
Put option liability	2,400,000		(2,400,000)	(1	)(5)	0
Total liabilities	10,012,087	11,255,000	(2,400,000)			18,867,087

STOCKHOLDERS' EQUITY
Common Stock	47,303					47,303
Additional paid-in capital	7,870,021	3,112,945	11,131,775	(1	)(5)	22,114,741
Statutory surplus reserve	802,749		(802,749)	(3)		0
Retained earnings (Accumulated deficit)	6,076,805	(117,945)	(6,076,805)	(2)		(117,945)
Accumulated other comprehensive income	1,852,221		(1,852,221)	(4)		0
Total equity	16,649,099	2,995,000	2,400,000			22,044,099

NONCONTROLLING INTEREST	785,402					785,402

TOTAL STOCKHOLDERS' EQUITY	17,434,501		2,400,000			19,834,501

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$27,446,588	$14,250,000	0			$41,696,588

Note (A): See related notes for explanations for pro forma adjustments.

Note (1): On March 30, 2012, Linkwell Corporation issued 9,581,973 shares of its Series C convertible preferred stock and 3,000,000 Series C common stock purchase warrants in conjunction with the acquisition of Metamining Nevada, which have been accounted for as additional paid in capital  and also been charged to additional paid in capital to reflect merger under reverse acquisition accounting rules (ASC 805-40). As a result of the acquisition, the legal acquirer ("LWLL") becomes the accounting acquiree owning 8.9%, and the legal acquiree, ("Metamining Nevada") is the accounting acquirer owning 91.1% of the total outstanding shares after giving effect to the transaction.
Aggregate effect of the transactions:

A. To eliminate Linkwell retained earnings	$6,076,805	See Note (2)
B. To eliminate Linkwell statutory surplus reserve	802,749	See Note (3)
C. To eliminate Linkwell accumulated other comprehensive income (AOCI)	1,852,221	See Note (4)
D. To eliminate Linkwell put option liability	2,400,000	See Note (5)
Total APIC adjustments	$11,131,775

Note (2): Represents the elimination of Linkwell retained earnings.	$6,076,805	See Note (1)

Note (3): Represents the elimination of Linkwell statutory surplus reserve.	$802,749	See Note (1)

Note (4): Represents the elimination of Linkwell AOCI.	$1,852,221	See Note (1)

Note (5): Represents the elimination of Linkwell put option liability, which was cancelled by the option holders in March 2012.	$2,400,000	See Note (1)